EXHIBIT 14

         CONSENT OF JONES SIMKINS, P.C., COMPANY'S INDEPENDENT AUDITORS
           FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003





                        CONSENT OF INDEPENDENT REGISTERED
                        ---------------------------------
                             PUBLIC ACCOUNTING FIRM
                             ----------------------

Utah Medical Products, Inc.

           We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical
Products, Inc. on Forms S-8 of our financial statement audit report and internal control over financial reporting audit report dated January 17, 2005, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2004 and December 31, 2003.



/s/ Jones Simkins, P.C.


JONES SIMKINS, P.C.
Logan, Utah
March 16, 2005